UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2001 (September 29,
2001)

                            AMERICAN AMMUNITION, INC.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           California                 333-46160              91-2021594
----------------------------       ----------------       ----------------------
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)                   file number)          Identification No.)

3545 NW 71st Street
Miami, FL                                                         33147
-----------------------------------------                 ----------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (305) 835-7400

                         FBI Fresh Burgers International
                           827 State Street, Suite 14
                             Santa Barbara, CA 93101
                                 (805) 560-1308
                ------------------------------------------------
          (Former name or former address, if changes since last report)


Copy of Communications to:
                                  Donald F. Mintmire
                                  Mintmire & Associates
                                  265 Sunrise Avenue, Suite 204
                                  Palm Beach, FL 33480
                                  Phone: (561) 832-5696
                                  Fax: (561) 659-5371

ITEM 1.           CHANGE OF CONTROL OF REGISTRANT.

     On September 29, 2001, FBI Fresh Burgers International n/k/a American Ammunition, Inc. (the "Company"), a California corporation, F&F Equipment, Inc. d/b/a American Ammunition, a Florida corporation ("F&F") and the individual holders of the outstanding capital stock of F&F Equipment, Inc. (the "Holders") consummated a reverse acquisition (the "Reorganization") pursuant to a certain Share Exchange Agreement ("Agreement") of such date. Pursuant to the Agreement, the Holders tendered to the Company all issued and outstanding shares of common stock of F&F Equipment, Inc. in exchange for 21,000,000 Shares of common stock of the Company. The reorganization is being accounted for as a reverse acquisition.

     The then officers and directors of the Company tendered their resignation in accordance with the terms of the Agreement. Andres Fernandez, Emilio D. Jara, Emilia Fernandez, Stephen Durland, Maria A. Fernandez, Len Hale and Robert Escobio were elected to serve on the Board of Directors of the Company (the "Board"). The Board subsequently appointed Andres Fernandez as Chairman of the Board, President and Chief Executive Officer; Emilio D. Jara as Vice-President of Operations and Secretary; Emilia Fernandez as Vice-President; and Stephen Durland as Chief Financial Officer.

     The Company also announced approval of the amendment of its Articles of Incorporation in order to change the name of the Company from FBI Fresh Burgers International to American Ammunition, Inc. Total issued and outstanding stock following the forward split and after effecting the Share Exchange Agreement is 29,827,200.

     Copies of the Agreement are filed herewith as Exhibit 2.1, and are incorporated herein by reference. The foregoing descriptions are qualified in their entirety by reference to the full text of such agreements.


ITEM 5. OTHER EVENTS

EXECUTIVE SUMMARY

     The Company, a California corporation through its subsidiary American Ammunition, is a manufacturer of small arms ammunition predominantly for the commercial ammunition market. Both companies are referred to collectively as AA or Company.

The Executive Offices of AA are as follows:

3545 NW 71st Street
Miami, FL 33147
Phone: (305) 835-7400
Facsimile: (305) 694-0037
Website: www.a-merc.com

Shares Outstanding ........................29,827,200

New Company Name:  American Ammunition, Inc.

Contact Person:  Andres F. Fernandez, President

DESCRIPTION OF BUSINESS

     The Company is a California corporation incorporated on February 1, 2000, and is a reporting company with the Securities and Exchange Commission. It is changed its name from FBI Fresh Burgers International to American Ammunition, Inc. It currently trades on the OTC Bulletin Board under the trading symbol "FBIB". The Company has applied for a symbol change reflecting its new name.

     On September 29, 2001, the Company entered into a Share Exchange Agreement with F&F Equipment, Inc., a Florida corporation d/b/a American Ammunition ("AA"). The Agreement provides for 100% of the shares of AA to be acquired by the Company in exchange for shares of common stock of the Company; for a new Board of Directors consisting of AA directors; and, with total issued and outstanding shares of the Company immediately after the closing of 29,827,200. AA is the sole operating subsidiary of the Company after effecting the Agreement.

     AA is a manufacturer of small arms ammunition ("ammo"), predominantly for the commercial ammunition market.

     AA began as an assembler and  re-loader of ammunition of several  calibers:
9mm, .380auto, .357Mag, .38Spl, .40S&W, .45auto. As AA grew, management realized that the only way to break into the industry was to become a vertically integrated manufacturer. Its founders then invested heavily in research and development, equipment, technology and market share. Soon AA was manufacturing the calibers listed above along with special order ammunition for the Department of Defense. Further streamlining of the operation resulted in the current product line, the manufacture of 9mm, .45auto, .380auto, .32auto, .40S&W, 38Spl., and 30carbine. These products have been identified as having the largest share of the market for the next several years. It now enjoys autonomy in approximately 90% of its raw materials.

     AA is an autonomous manufacturer of ammunition, with the technology and equipment to take advantage of the growing market. It has an excellent reputation within the industry. The ammunition industry has experienced a 28% average increase in revenues annually between 1991 through 1998. This trend is expected to continue through the year 2005.

     The barrier to entry into the ammunition market is extremely high, in the case of AA it is an established small arms munitions manufacturer, with an established distribution network. AA manufactures its ammunition by creating most of the components itself. The Company's manufacturing equipment and techniques are technologically advanced and the Company is poised to enter and impact a growing market predominantly held by three (3) large manufacturers. Additionally it has been approved as a Department of Defense contractor.

     The Ammunition market is growing each year and supply is not keeping up with demand, allowing for companies like AA to make a significant impact in sales through distributors in commercial markets and in addition sales to government agencies, the military and exports. AA seeks to obtain additional cash flow to allow it to enlarge its operations to take advantage of its technological capacities, equipment and the existing marketplace.

PRODUCT   UNIQUENESS

     For years the large manufacturers have supplied the component parts of the manufacturing process to smaller companies to assemble and distribute. A company making its own components, can produce and market a quality lower cost product. This concept, coupled with technology and progressive and environmentally sound manufacturing practices (i.e. cans and recycled plastic packaging), has resulted in a quality, affordable product reaching the sports shooter on a large scale (Appendix 2).

INDUSTRY OUTLOOK

     The top three (3) manufacturers of commercial ammunition in the United States controlled an estimated eighty-one (81%) of the U.S. market in 1994. These three (3) would include Olin Corporation's Winchester Ammunition Division, Remington Arms and Federal Cartridge Company (Blount).

     AA is committed to increasing its production capacity by 50 to 100% over the next 3 years thereby significantly increasing its presence in the market.

     Domestic consumption of commercial ammunition has exhibited strong growth rates between 1991 and 1996, much in the same manner as the products in which they are used. In short, domestic consumption value of commercial ammunition has grown by 27% on an average annual basis between 1991 and 1994. In 1998, the United States Federal Government purchased $1,687,658,000; U.S. Exports of small arms ammunition were $1,618,000,000 and U.S. commercial consumption totaled $758,000,000.

MARKETING AND SALES DISTRIBUTION

     American currently has agreements with sixteen (16) national distributors throughout the United States to diversify its sales base. American will aggressively contact the customer through promotions, advertising and trade shows (Appendix A). AA intends to aggressively solicit:

     -    OEM subcontract work from the 3 major manufacturers;
     -    Additional means of commercial distribution;
     -    Department of Defense and Law Enforcement contacts;
     -    Export sales; and - Mass Merchandisers/Chain stores.

     American has been certified by the United States Small Business Administration as a "qualified HUBZone small business concern.". Under the program , small businesses can qualify for special set-aside contracts, get up to a 10 percent edge in competitive contract bidding or even be the sole-source bidder in some cases. The programs name signifies the effort to promote businesses in "historically underutilized business zones," generally blighted areas and to create jobs for those who live there as well.

     AA is also aggressively marketing our unique manufacturing flexibility to numerous DOD and commercial munitions manufacturers as subcontractors allowing prime contractors to reap the benefits of our "HUBZone certification", thereby allowing them to comply with FAR requirements for the use of "small and underutilized minority business" in fulfilling government contracts.

     The Small Business Reauthorization Act of 1997 increased the overall government agencies' procurement goals for small business to 23 percent and calls for HUBZone contracts to go from 1.5 percent of procurement to 3 percent by 2003.

THE MANUFACTURING PROCESS

     AA's equipment and production lines have been appraised at $17,000,000.00.

     The metallurgical process is extensive and highly technical. The manufacture of the projectile is just as complex. American Ammunition, Inc. owns all the equipment necessary to take the raw material, from cup, lead, primer and powder, to the finished product--a finished, loaded round. The process of manufacturing diverse calibers of ammunition is extremely complex. It requires tolerances of +/-.0005" to be held. AA has the technology and the equipment to produce a large variety of handgun and rifle ammunition. AA has a state of the art machine shop and maintains its own testing and quality assurance equipment and program. Ammunition is a performance - based product. Therefore, after the manufacturing process is complete, the ammunition must comply with specific protocols such as velocity, accuracy, and pressure to name a few. The purchase of raw materials in bulk and taking advantage of prepayment discount produces significant savings.

     AA is evaluating the addition of several products to its existing production lines. We are considering the addition of high speed projectile forming machines to supplement our existing casting machines which would effectively double or triple projectile production capacity, while improving projectile quality and performance. AA is also making provisions to increase other aspects of production capacity which would complement long term goals of both production volume and product diversity

PRICING AND VALUE

     AA strives to price its products competitively at a price lower than any of the big three manufacturers (Remington, Federal, and Winchester). AA capitalizes on the fact that the big three have very large corporate infrastructures and have to pay much higher labor costs to their plant personnel. This pricing schedule permits the distributor to purchase the product, add a significant profit and sell at retail a price lower than that at which they can purchase the competitors' product.

ADVERTISING & PROMOTION

     AA's advertising and promotional budget will be geared towards magazine and print media,(i.e. GUNS AND AMMO, HANDGUNS, SHOOTING INDUSTRY) results would include name recognition among individual consumers. Currently, AA's products sell on their own with very little advertising.

TRADEMARKS

     AA has obtained a federal or state trademark for its headstamp "A-MERC " . The trademark was assigned and registered on May 10,1994.

FACILITY/PLANT IN THE UNITED STATES,

     AA currently manufactures its products at its Miami-based facility. This facility has all of the infrastructure required for the manufacture of ammunition, meeting and exceeding all environmental requirements. AA intends to continue full operations through the next 12-24 months in this facility. After 12 months AA may consider moving portions of its manufacturing operations to its facility in the Dominican Republic (see future growth and expansion section). The company leases 24,000 square feet of warehouse space, owned by the Fernandez family, at a rate of $2.71 per square foot per year. Management believes comparable rentals in the area average about $4.50 per square foot. The company is operating under a five year lease agreement expiring on July 31, 2004.

FUTURE GROWTH AND EXPANSION

     The following information is included solely to provide a forward looking view of what the future may hold for AA. While AA will continue its manufacturing operations at its Miami, FL location for the foreseeable future, it does intend to take advantage of an outstanding opportunity which has presented itself.

     In November 2000, AA received a Presidential Decree for the use, possession and dominion over the installation located in the city of San Cristobal, known as La Antigua Armeria Nacional for a period of (50) fifty years. This facility has approximately 150,000 sq. ft. on approximately ten (10) acres which include over 15 existing buildings. The Decree also declares this facility a Free- Zone.

     These facilities could allow AA to increase output 200-400% over its US production capacity. Lower operational costs in the Dominican Republic would allow for an increase in profit margins, and allow for product development into other aspects of the market.

     American Ammunition, Inc. finds itself in a unique situation due to the advent of the Presidential Decree in that all of its key personnel are bilingual. The minimum wage in a Free-Zone in the Dominican Republic is $120.00 U.S. per month, or .75cents U.S./hour. This low labor cost will give AA an extremely aggressive advantage over its competitors, who normally pay high wages. There also exists a surplus of skilled labor. The proximity to the United States and South and Central America allows us to aggressively expand our markets, coupled with our Free-Zone status, which provides it with a very favorable tax position.



MANAGEMENT

     Andres F. Fernandez, J.A. Fernandez Jr. and Emilio D. Jara have been involved in the business since AA began the manufacturing aspect of its operations. Their management and technical skills in the area of ammunition manufacturing have been reviewed and are discussed in the Pre-Award Survey issued by the Department of Defense.

     AA 's management team consists of:

Andres F. Fernandez     Chairman, President and Chief Executive Officer
Emilio D. Jara          Vice-President of Operations, Secretary and Director
Amelia Fernandez        Vice President and Director
Steve Durland           Chief Financial Officer and Director
Maria A. Fernandez      Director
Len Hale                Director
Robert Escobio          Director

     The Officers and Directors of the Company are as follows:

     Andres Fernandez, age 35, currently serves as Chairman, President and Chief Executive Officer. He has been employed by AA for over a decade. Mr. Fernandez is responsible for day to day operations and has been a driving force behind the company and its success in becoming a vertically integrated manufacturer. He studied physics and calculus at St. Thomas University, FL and at the University of Miami, FL. He is a licensed pilot, having graduated from the American Institute of Aeronautics, FL, and received his certificate as a private pilot (fixed wing) as well as private helicopter (rotary)in 1989. In 1989, Mr. Fernandez graduated from the Institute of Public Service (Pan Am), GA as a tactical rappel instructor. In 1990, he graduated from Omni Explosives, TN with a specialty in tactical explosives. Mr. Fernandez was certified by the Florida Department of Law Enforcement Academy in special operations/entry techniques in 1990. He has served as a tactical advisor to U.S. Treasury Department, Bureau of Alcohol, Tobacco, and Firearms, U.S. Customs Service, and the Florida Department of Law Enforcement. He has received numerous commendations and letters of appreciation. He also served on the Board of Veterans Affairs (Hialeah , FL) from 1990 to 1991. He is fluent in Spanish.

     Emilio Jara, age 35, currently serves as Vice President of Operations, Secretary and a Director. He has been employed with the company since 1988. He has been an integral part of the company's technological growth. His abilities have contributed to AA's research and development and subsequent increase in the number of production lines. Mr. Jara is extremely well versed in metallurgical and ballistic issues. He studied business administration at Miami-Dade Community College (1984/1985). In 1989, he graduated from the Institute of Public Service (Pan Am), GA as a Tactical Rappel Instructor. In 1990, Mr. Jara graduated from Omni Explosives, TN with a specialty in Tactical Explosives. He is fluent in Spanish.

     Amelia Fernandez ,age 65, currently serves as Vice President and Director. She graduated from Conservatorio Falcon (1950), and the National Conservatory of Music in Havana, Cuba in 1952. Mrs. Fernandez holds the degrees of Professor of Piano and Professor of Solmization Theory. She is an accomplished classical pianist, opera singer and artist. As a diamond importer and wholesaler, she completed and graduated from numerous Gemological Institute of America courses, including the diamond and colored stone courses. She achieved success as a jewelry designer for a select group of buyers, both corporate and individual. She has managed, owned and operated several business enterprises in the competitive world of wholesale and retail diamonds and precious stones. She has been employed by the company since 1986 as its Office Manager and Human Resources Coordinator, including the research and development of training manuals and procedures for the selection of personnel. She is fluent in Spanish.

     Stephen H. Durland, age 47 , currently serves as Chief Financial Officer and Director. He is a CPA in 14 states. Mr. Durland received his Bachelor of Administrative Science from Guilford College in Greensboro, NC in 1982.He is a member of FICPA and served as a member of the FICPA Accounting Principles and Auditing Standards Committee for the seven years. He is a member of the Board of Directors and Audit/Finance Committee of The Children's Place at Home Safe, Inc., a non-profit organization. Mr. Durland is the CFO and a member of the Board of Directors of JAB International, Inc., (NQB Pink Sheets), and American Hydroculture, Inc. currently a private company. He is also the CFO of Ong Corp., currently a private company. His professional experience over the last 21 years includes 13 years of audit experience, 7 years of corporate accounting and institutional investment management experience, and a total of 17 years in the securities field. For 3 years he and one other individual managed a $ 900 million institutional investment portfolio. Mr. Durland is a Certified Cash Manager (National). He has been a Florida licensed mortgage broker, a Registered Investment Advisor and held NASD securities sales licenses.

     Maria A. Fernandez, age 42, currently serves as Director. She is the managing partner at Fernandez Friedman Grossman & Kohn PLLC. since May 1998. Prior to that date, she was a partner at Taustine Post Sotsky Berman Fineman & Kohn. She concentrates her legal practice in the areas of estate planning, probate and administration. She also practices in the areas of Medicaid and disability planning, corporate and individual taxation and Corporate law, with an emphasis in closely held corporations. She is a graduate of the University of Miami, FL (Bachelor of Business Administration and Master of Professional Accounting) and the Brandeis School of Law at the University of Louisville, KY. Ms. Fernandez is licensed to practice in Kentucky and Florida. She has lectured in the areas of estate planning and probate, Medicaid planning and elder law. She is a member of the Louisville, Florida, Kentucky and American Bar Associations and is fluent in Spanish. Ms. Fernandez is the past President of the Women Lawyers Association of Jefferson County, Kentucky and current Board Member of the Louisville Bar Association. A Graduate of the Kentucky Women's Leadership Network, she is active in various civic organizations and is on the board of several non-profit corporations.

     Len Hale, age 57, currently serves as a Director. He is the President of Hale Consulting, LLC in Montgomery, AL, a management consulting firm focusing on sales, marketing and management systems. Mr. Hale has more than twenty (20) years experience as a proven leader in the firearms industry. From 1995-1998, he served as group president of Blount International, Inc. (AL). As president of this public manufacturing company consisting of ten (10) sporting goods brands, he oversaw a $300 million plus operation with three (3) division Presidents and increased sales from $84M to in excess of $300M through internal growth and acquisitions, improved operating income and return on capital employ. From 1990-1995, Mr. Hale served as Executive Vice-President and Chief Operating Officer of Ellett Brothers, Inc.(SC) Under his leadership, sales improved from $69M to $160 M and profits grew from a negative profit to in excess of $6M. He also installed a marine division, archery division and manufacturing divisions. He has served on numerous boards and industry organizations, including the Board of Governors of SAAMI (Sporting Arms and Ammunition Manufacturers Association) and the Board of Governors of the National Shooting Sports Foundation.

     Robert Escobio, age 46, currently serves as Director. He serves as member of the Board of Directors of Thinkpath Inc. Mr. Escobio is currently President and CEO of Capital Investment Services, Inc., an investment brokerage firm located in Miami, FL. In this role, Mr. Escobio is responsible for all aspects of a "broker/dealer" including finance, compliance, sales and operational procedures. Mr. Escobio also serves as a Portfolio Manager for many prominent individuals and works with various international institutions, brokers, and dealers. Prior to Capital Investment Services, Mr. Escobio was the Executive Vice President and International Director for Brill Securities Inc. where he managed portfolios for high net worth customers and performed institutional trading. Mr. Escobio also had numerous managerial roles in companies such as Cardinal Capital Management, Smith Barney, Prudential Securities, and Dean Witter. Mr. Escobio holds an MBA and a BSBA in Finance and Management.

KEY SUPPORT

     Joe Fernandez, Jr., age 37, currently serves as Production Manager. He has been employed by American Ammunition, Inc. since 1988. Mr. Fernandez has been an integral part of the design and implementation of all of the production lines. His involvement in high speed product flow has allowed the company to grow to seven production lines. He has created our in-house machine shop, which has given us the autonomy to manufacture all of our tooling requirements. He studied mechanical engineering at Miami-Dade Community College (1983/1984). In 1985 he graduated from Stewart International School of Jewelers of Jupiter, Fl, with specialty in Wax Molding and Casting, Diamond Setting, and Jewelry Repair. In 1988 he graduated from American Institute of Aeronautics in Opa Locka, FL where he received his Private Pilots Certificate (fixed wing and rotary helicopter). In 1989 he graduated from the Institute of Public Service (PanAm), GA as a Tactical Rappel Instructor. In 1990 Mr. Fernandez graduated from Omni Explosives, TN with a specialty in Tactical Explosives. He studied Tool and Die Making at Miami-Dade Adult Education Center in 1990-1991. He is fluent in Spanish.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

     (1) Financial statements of F&F Equipment, Inc., a Florida corporation are included.


(b)  Pro forma financial information.

     (1) Pro forma financial information regarding the Reorganization are included.

                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Certified Public Accountant.......................F-2

Balance Sheets..........................................................F-3

Statements of Operations................................................F-4

Statements of Stockholders' Equity......................................F-5

Statements of Cash Flows................................................F-6

Notes to Financial Statements...........................................F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Board of Directors and Stockholders
F&F Equipment, Inc.

We have  audited  the  accompanying  balance  sheets of F&F  Equipment,  Inc. (a
Florida corporation) as of December 31, 2000 and 1999, and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of F&F Equipment, Inc. as of December 31, 2000 and 1999 and the related statements of operations, changes in stockholders' equity and cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring losses from operations and has continuing liquidity problems in meeting daily operating requirements. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                                /s/ S W Hatfield
                                                             S. W. HATFIELD, CPA
Dallas, Texas
September 19, 2001

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition
                                 Balance Sheets


                                                                                 June 30,          December 31,
                                                                                   2001                2000
                                                                            ------------------- -------------------
                                                                                (unaudited)
                                   ASSETS
CURRENT ASSETS
   Cash on hand and in banks                                                $           320,941 $               858
   Accounts receivable - trade, net of factored accounts of
     approximately $-0- and $10,070 and allowance for doubtful
     accounts of $-0- and $-0-, respectively                                            150,291              60,415
   Inventory                                                                            185,554             333,410
                                                                            ------------------- -------------------
          Total current assets                                                          656,786             394,683
                                                                            ------------------- -------------------

PROPERTY AND EQUIPMENT
   Manufacturing equipment                                                            6,435,336           6,354,117
   Furniture and office equipment                                                        49,699              49,699
   Leasehold improvements                                                               181,814             181,814

        Less accumulated depreciation                                                (2,101,661)         (1,792,978)
                                                                            ------------------- -------------------

          Net property and equipment                                                  4,565,188           4,792,652
                                                                            ------------------- -------------------

OTHER ASSETS
   Loan costs, net of accumulated amortization of approximately $23,778                       0              45,556
   Deposits and other                                                                    59,712              59,712
                                                                            ------------------- -------------------

          Net other assets                                                               59,712             105,268
                                                                            ------------------- -------------------
Total Assets                                                                $         5,281,686 $         5,292,603
                                                                            =================== ===================

             LIABILITIES AND STOCKHOLDERS' EQUITY ( DEFICIENCY)
CURRENT LIABILITIES
   Cash overdraft                                                           $                 0 $            73,234
   Accounts payable                                                                     516,826             684,674
   Customer deposits                                                                    105,382                   0
   Excise taxes payable                                                                   9,751              27,380
   Bank loan                                                                                  0           1,143,381
   Loan from third party                                                                200,000                   0
   Equipment loans - current portion                                                     36,525              28,409
   Accrued interest payable                                                           3,466,680           3,308,038
                                                                            ------------------- -------------------

          Total current liabilities                                                   4,335,164             5,265,116
                                                                            ------------------- -------------------

LONG-TERM DEBT
   Equipment loans                                                                       48,407              79,875
   Bank loan                                                                            950,000                   0
   Long-term debt - related party                                                     4,007,327           4,007,327
                                                                            ------------------- -------------------

          Total long-term debt                                                        5,005,734           4,087,202
                                                                            ------------------- -------------------
Total Liabilities                                                                     9,340,898           9,352,318
                                                                            ------------------- -------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)
   Preferred stock, no par value, authorized 25,000,000;
      0 issued and outstanding                                                                0                   0
   Common stock, $0.0001 and no par value, authorized 100,000,000 shares;
      1,000,000 and 1,000 issued and outstanding                                          1,000               1,000
   Contributed capital                                                                5,000,000           5,000,000
   Accumulated deficit                                                               (9,060,212)         (9,060,715)
                                                                            ------------------- -------------------

          Total stockholders' equity (deficiency)                                    (4,059,212)         (4,059,715)
                                                                            ------------------- -------------------
Total Liabilities and Stockholders' Equity (Deficiency)                     $         5,281,686 $         5,292,603
                                                                            =================== ===================


     The accompanying notes are an integral part of the financial statements

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition
                            Statements of Operations




                                                           Six Months Ended                Year Ended December 31,
                                                    -------------------------------    -------------------------------

                                                     June 30, 2001    June 30, 2000         2000              1999
                                                    ----------------  --------------   ---------------   --------------
                                                      (unaudited)      (unaudited)
REVENUES
Sales                                               $        336,531  $    1,075,932   $     1,715,885   $    2,914,113
                                                    ----------------  --------------   ---------------   --------------
          Net sales                                          336,531       1,075,932         1,715,885        2,914,113

COST OF SALES
   Materials                                                 179,518         564,305         1,158,662        1,779,613
   Direct labor                                               41,130         134,032           210,707          385,516
   Other direct costs and expenses                            23,275          17,698            39,633           51,136
   Depreciation                                              303,271         290,161           593,432          563,835
                                                    ----------------  --------------   ---------------   --------------

          Total cost of sales                                547,194       1,006,196         2,002,434        2,780,100

Gross margin                                                (210,663)         69,736          (286,549)         134,013

OPERATING EXPENSES
    Salaries                                                 153,242         181,934           363,265          334,845
    Advertising                                                5,516           1,346             4,609            3,168
    Depreciation and amortization                              5,412           9,709            10,874           20,099
    General and administrative                               254,408         194,275            86,901          236,592
                                                    ----------------  --------------   ---------------   --------------

          Total operating expenses                           418,578         387,264           465,649          594,704
                                                    ----------------  --------------   ---------------   --------------

 Operating income (loss)                                    (629,241)       (317,528)         (752,198)        (460,691)
                                                    ----------------  --------------   ---------------   --------------

OTHER INCOME (EXPENSE):
    Settlement of litigation                                 802,038               0                 0                0
    Other income                                                   0               0                 0                0
    Interest expense                                        (172,294)       (220,023)         (438,226)        (430,979)
                                                    ----------------  --------------   ---------------   --------------

          Total other income (expense)                       629,744        (220,023)         (438,226)        (430,979)
                                                    ----------------  --------------   ---------------   --------------

Net income (loss)                                   $            503  $     (537,551)  $    (1,190,424)  $     (891,670)
                                                    ================  ==============   ===============   ==============






     The accompanying notes are an integral part of the financial statements

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition
                       Statements of Stockholders' Equity




                                       Number                      Additional                           Total
                                         of         Common          Paid-In          Retained       Stockholders'
                                       Shares        Stock          Capital          Earnings           Equity
                                    -----------  -------------   --------------   --------------  ------------------
BEGINNING BALANCE,
December 31, 1998                         1,000  $       1,000   $    5,000,000   $   (6,978,621) $       (1,977,622)

Net loss                                      0              0                0         (891,670)           (891,669)
                                    -----------  -------------   --------------   --------------  ------------------

BALANCE, December 31, 1999                1,000          1,000        5,000,000       (7,870,291)         (2,869,291)

Net loss                                      0              0                0       (1,190,424)         (1,190,424)
                                    -----------  -------------   --------------   --------------  ------------------

BALANCE, December 31, 2000                1,000          1,000        5,000,000       (9,060,715)         (4,059,715)

Forward split and par change            999,000              0                0                0                   0
Net income                                    0              0                0              503                 503
                                    -----------  -------------   --------------   --------------  ------------------

ENDING BALANCE, June 30, 2001
(unaudited)                           1,000,000  $       1,000   $    5,000,000   $   (9,060,212) $       (4,059,212)
                                    ===========  =============   ==============   ==============  ==================









     The accompanying notes are an integral part of the financial statements

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition
                            Statements of Cash Flows



                                                              Six Months Ended            Year Ended December 31,
                                                        -----------------------------  -----------------------------

                                                         June 30, 2001  June 30, 2000       2000            1999
                                                        -------------- --------------  -------------  --------------
                                                          (unaudited)    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                       $          503 $     (537,550) $  (1,190,424) $     (891,669)
Adjustments to reconcile net income to net cash
provided by operating activities:
    Depreciation and amortization                              308,683        299,870        612,953         583,934
    Lawsuit settlement                                        (644,477)             0              0               0
Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable                 (89,876)       (19,435)        86,488         (20,982)
    (Increase) decrease in inventory                           147,856        (26,008)       (49,725)        153,896
    (Increase) decrease in deposits and other                        0              0        (50,457)         (7,105)
    Increase ( decrease) in accounts payable                  (167,848)       108,722        335,427         226,355
    Increase (decrease) in customer deposits                   105,382              0              0               0
    Excise taxes payable                                       (17,628)       (18,850)       (47,240)         39,974
    Increase (decrease) in accrued interest payable            160,293        160,293        320,586         320,586
                                                        -------------- --------------  -------------  --------------

Net cash provided (used) by operating activities              (197,112)       (32,958)        17,608         404,989
                                                        -------------- --------------  -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash payments for the purchase of fixed assets             (81,219)      (132,635)      (265,268)       (192,943)
                                                        -------------- --------------  -------------  --------------

Net cash provided (used) by investing activities               (81,219)      (132,635)      (265,268)       (192,943)
                                                        -------------- --------------  -------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase (decrease) bank overdraft                          21,766              0         73,234         (34,364)
    Cash received (paid) on short-term loans                   200,000        (14,583)       (14,583)        250,000
    Long-term loans principal payments                        (550,000)       (42,841)       (42,841)       (130,145)
    Cash received on long-term loans                           950,000              0              0               0
    Cash paid for loan origination                                   0              0              0         (19,712)
    Principal payments on capital leases                       (23,352)       (12,375)       (24,749)        (20,367)
                                                        -------------- --------------  -------------  --------------

Net cash provided (used) by financing activities               598,414        (69,799)        (8,939)         45,412
                                                        -------------- --------------  -------------  --------------

Net increase (decrease) in cash and equivalents                320,083       (235,392)      (256,599)        257,458

CASH and equivalents, beginning of period                          858        257,457        257,457               0
                                                        -------------- --------------  -------------  --------------

CASH and equivalents, end of period                     $      320,941 $       22,065  $         858  $      257,458
                                                        ============== ==============  =============  ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Payment of interest in cash                             $            0 $       54,497  $     108,993  $      110,392
                                                        ============== ==============  =============  ==============

Income taxes paid in cash                               $            0 $            0  $           0  $            0
                                                        ============== ==============  =============  ==============

Non-Cash Financing Activities:
Acquisition of fixed assets on long-term capital leases $            0 $            0  $           0  $      153,400
                                                        ============== ==============  =============  ==============




     The accompanying notes are an integral part of the financial statements

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                          NOTES TO FINANCIAL STATEMENTS


Note A - Organization and Description of Business

F&F Equipment, Inc. (Company) was incorporated on October 4, 1983 under the laws of the State of Florida. The Company was formed to engage principally in the "import, export, retail & wholesale of firearms equipment, ammunition & other devices and for the purpose of transacting any and/or all lawful business". The Company conducts its business operations under the assumed name of "American Ammunition".

The Company has elected a year-end of December 31 and uses the accrual method of accounting.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note B - Going Concern Uncertainty

Since inception, the company has incurred cumulative net operating losses of approximately $9,000,000. The Company's survival in the current and prior years has been substantially dependent upon short and/or intermediate-term debt financing.

The Company is currently pursuing the issuance of a Private Placement Memorandum, utilizing an exemption from registration under Regulation D, Rule 506 of the U. S. Securities and Exchange Commission, to sell common stock and is contemplating a sale-leaseback transaction of substantially all of its manufacturing equipment.

The Company's continued existence is dependent upon its ability to generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

Management believes that the proceeds from the Private Placement Memorandum, if any, or the execution of the sale- leaseback transaction will provide sufficient liquidity to meet the Company's cash flow needs through December 31, 2000 and in future periods, if necessary.

However, there can be no assurance that the Company will be able to obtain additional funding or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company or that the Company will be able to sustain sufficient cash flows to service and retire the proposed sale-leaseback transaction.

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note C - Summary of Significant Accounting Policies

1.   Cash and cash equivalents

     For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Accounts receivable

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located throughout the United States. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance, the maximum exposure to the Company is the recorded amount of trade accounts receivable shown on the balance sheet at the date of non-performance.

3.   Inventory

     Inventory consists of raw materials, work-in-process and finished goods related to the production and sale of small arms ammunition. Inventory is valued at the lower of cost or market using the first-in, first-out method. As of December 31, 2000 and 1999, inventory consisted of the following components:

                                2000                       1999
                           ---------------            ---------------
Raw materials              $       109,467            $       117,696
Work in process                    196,935                    146,720
Finished goods                      27,008                     19,269
                           ---------------            ---------------
                           $       333,410            $       283,685
                           ===============            ===============


4.   Property, plant and equipment

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets using the straight-line method, generally three to ten years.

     Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

5.   Loan costs

     Amounts paid for origination fees related to loans payable are amortized over the scheduled maturity of the corresponding debt.

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

Note C - Summary of Significant Accounting Policies - Continued

6.   Income Taxes

     The Company uses the asset and liability method of accounting for income taxes. At December 31, 2000 and 1999, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

     As of December 31, 2000 and 1999, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved. If these carryforwards are not utilized, they will begin to expire in 2005.

7.   Earnings (loss) per share

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2000 and 1999, the Company had no warrants and/or options outstanding.

8.   Advertising

     The Company does not conduct any direct response advertising activities. For non-direct response advertising, the Company charges the costs of these efforts to operations at the first time the related advertising is published.

Note D - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Note E - Property and Equipment

Property and equipment consist of the following components:

                                                                                  Estimated
                                              2000                1999           useful life
                                        ----------------    ----------------    ---------------
Manufacturing equipment                 $      6,354,117    $      6,091,927      10 years
Office furniture and fixtures                     49,699              49,699       7 years
Leasehold improvements                           181,814             178,735      20 years
                                        ----------------    ----------------
                                               6,585,630           6,320,361
Accumulated depreciation                      (1,792,978)         (1,188,671)
                                        ----------------    ----------------

Net property and equipment              $      4,792,652    $      5,131,690
                                        ================    ================

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note E - Property and Equipment - Continued

Total depreciation expense charged to operations for the years ended December 31, 2000 and 1999 was approximately $604,307 and $574,606, respectively.

Included in the amounts reflected in the accompanying balance sheet are the following fixed assets on long-term capital leases:

                                                     2000                1999
                                                ---------------     ---------------

Manufacturing and processing equipment          $       153,400     $       153,400
Less accumulated depreciation                           (23,839)             (8,499)
                                                ---------------     ---------------
                                                $       129,561     $       144,901
                                                ===============     ===============


Note F - Notes payable to a Bank

Notes payable to a Bank consist of the following at December 31, 2000 and 1999, respectively:


                                                                              2000                    1999
                                                                         ---------------       ----------------

$200,000 line of credit  payable  to a bank.  Interest  at the  Bank's prime rate plus 1.50% or 2.00%, respectively. (11.00% at December
     31, 2000).  Interest payable monthly.  Advances and accrued,  but unpaid,  interest  mature  on the  60th  day  following  funding.
     Agreement is  renegotiable  annually on the  anniversary  date in
     November of each calendar  year.  Collateralized  by all accounts receivable,  inventory  and fixed  assets of the  Company and the
     personal guaranty of the Company's President.                       $      200,000        $       200,000

$250,000  installment  note  payable to a bank.  Interest  at the Wall
     Street  Journal  published  prime  rate  plus  2.0%.  (11.00%  at
     December  31,   2000).   Payable  in  monthly   installments   of
     approximately $2,083, plus accrued interest. Final payment due in
     December  2009.   Collateralized  by  all  accounts   receivable,
     inventory and fixed assets of the Company,  the personal guaranty of the  Company's  President  and a  mortgage  on  the  Company's
     corporate  offices  and  manufacturing   facility  owned  by  the
     Company's stockholder.                                                     235,417                250,000

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note F - Notes payable to a Bank - Continued

                                                                              2000                    1999
                                                                         ---------------       ----------------

$738,090 (originally  $1,000,000)  installment note payable to a bank.
     Interest at the Wall  Street  Journal  published  prime rate plus
     2.50%   (11.0%  at  December  31,   2000).   Payable  in  monthly
     installments  of  approximately  $7,530,  plus accrued  interest.
     Final payment due in March 2008.  Collateralized  by all accounts receivable,  inventory  and fixed  assets of the  Company and the
     personal guaranty of the Company's President.                              707,964                 750,805
                                                                         ---------------       -----------------

   Total notes payable to a bank.                                        $    1,143,381        $      1,200,805
                                                                         ===============       =================


As of December 31, 2000, the Company was operating under a bank approved moratorium on the payment of principal and interest on all of the above listed notes payable. During 2001, the Company and its President commenced litigation against the lending institution and, on June 29, 2001, the Company and the Bank executed a Settlement and Compromise Agreement whereby all loans and debts of the Company to the Bank were settled and canceled for a one- time cash payment of $550,000. Accordingly, due to the circumstances surrounding the final settlement and retirement of these loans, they are classified as "current" in the accompanying balance sheets.

One June 28, 2001, in anticipation of the above discussed Settlement, the Company executed a new $950,000 note payable to another financial institution. This new note bears interest at the Wall Street Journal published prime rate plus 2.0%. The new note has payment terms as follows: For the first year (through June 28, 2002), interest only, payable monthly. Thereafter, starting on July 28, 2002, equal monthly payments of principal and interest shall be due until June 28, 2007 which payments shall represent the amount necessary to fully amortize the remaining principal balance of the note. The monthly payments shall be recalculated at the time of any change in the applicable interest rate. The note is secured by virtually all of the Company's real and personal property. A portion of the proceeds from the financing were used to pay the $550,000 required in the Settlement and Compromise Agreement.


Note G - Capital Leases Payable

Capital leases payable consist of the following as of December 31, 2000 and 1999, respectively:

                                                                              2000                  1999
                                                                         ---------------       ---------------

 Six  capital leases payable to various equipment financing  companies.
      Interest ranging between 12.45% and 16.00%.  Payable in aggregate monthly installments of approximately  $3,467,  including accrued interest.  Final  maturities  occur  between  September  2002 and
      February 2005. Collateralized the underlying leased manufacturing
      equipment.                                                         $       108,284       $        133,033

        Less current maturities                                                  (28,409)               (24,749)
                                                                         ---------------       ----------------

        Long-term portion                                                $        79,875       $        108,284
                                                                         ===============       ================

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note G - Capital Leases Payable - continued

Future maturities of capital leases payable are as follows:


   Year ending
   December 31               Amount
-----------------       -----------------

      2001              $          28,409
      2002                         31,370
      2003                         29,259
      2004                         18,711
      2005                            535
                        -----------------

     Totals             $         108,284
                        =================

Note H - Loan payable to Stockholder


                                                                              2000                  1999
                                                                         ---------------       ---------------

 $4,007,327 note  payable to the  Company's  stockholder.  Interest  at
      8.0%.   Principal  and  accrued  interest  payable  at  maturity.
      Maturity at December 31 annually and automatically  renews for an equivalent  annual  period unless  called by the  Stockholder  at
      least 90 days prior to maturity. Unsecured.                        $     4,007,327       $     4,007,327
                                                                         ===============       ===============

Note I - Related Party Transactions

The Company leases its corporate office and manufacturing facility from its controlling stockholder under a long-term operating lease agreement. The lease requires a monthly payment of approximately $3,931, plus applicable sales taxes. Further, the Company is responsible for all utilities and maintenance expenses. The lease expires on October 31, 2003 and contains a clause that the lease may be renewed for an additional ten year period upon written notification to the lessor no later than 120 days prior to the scheduled expiration date at a rental rate based upon the fair value for similar space in a similar location.

On January 1, 1998, the Company's controlling stockholder contributed various manufacturing equipment to the Company. This transaction was valued at an agreed-upon value of approximately $5,000,000, which was substantially less than original founders cost. As of October 25, 2000, in conjunction with a proposed sale-leaseback transaction, the Company received an independent appraisal on its manufacturing equipment with an appraised value of approximately $17,000,000 at a utilization rate of 90,000,000 rounds of small-arms ammunition produced per annual period.

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note J - Income Taxes

The components of income tax (benefit) expense for the years ended December 31, 2000 and 1999, respectively are as follows:

                                   2000                    1999
                               ------------            -------------
Federal:
   Current                        $     -                   $     -
   Deferred                             -                         -
                                  -------                   -------
State:
   Current                              -                         -
   Deferred                             -                         -
                                  -------                   -------
Total                             $     -                   $     -
                                  =======                   =======

As of December 31, 2000, the Company has a net operating loss carryforward of approximately $3,600,000 to offset future taxable income. Subject to current regulations, components of this carryforward will begin to expire in 2003. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense for the years ended December 31, 2000 and 1999, respectively, are as follows:

                                                                  2000               1999
                                                            ----------------    ---------------
Statutory rate applied to loss before income taxes          $       (404,744)   $      (303,168)
Increase (decrease) in income taxes resulting from:
       State income taxes                                                  -                  -
       Other, including reserve for deferred tax asset               404,744            303,168

           Income tax expense                               $              -    $             -
                                                            ==================  ===============

Temporary differences, consisting primarily of statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2000 and 1999, respectively:

                                                                 2000                 1999
                                                           ----------------      ---------------
Deferred tax assets - long-term
       Net operating loss carryforwards                    $      1,232,924     $      1,213,797
Deferred tax liabilities - long-term
       Statutory depreciation differences                          (280,425)            (182,311)
                                                           ----------------      ---------------
                                                                    952,499            1,031,486
Less valuation allowance                                           (952,499)          (1,031,486)
                                                           ----------------      ---------------

           Net Deferred Tax Asset                          $              -     $             -
                                                           ================     ================

During the years ended December 31, 2000 and 1999, respectively, the valuation allowance increased (decreased) by approximately $(78,987) and $(69,588).

                               F&F EQUIPMENT, INC.
                            d/b/a American Ammunition

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


Note K - Contingencies

In May 1998, the Company entered into a $500,000 accounts receivable factoring facility with its financial institution. The facility provided for the purchase of various trade accounts receivable by the bank from the Company at 80.0% of the face value of the underlying invoice. The Company paid a discount fee of 1.5% for invoices settled between 1 and 30 days of invoice date, 3.0% for invoices settled between 31 and 60 days of invoice date and an additional 1.5% for each additional 30 days thereafter. All accounts receivable invoices were factored with full recourse to the company and the Company was at risk for approximately $10,070 and $63,334 of factored invoices. The Company has not experienced any losses related to the factoring agreement. This Agreement was terminated in conjunction with the execution of the Settlement and Compromise Agreement on June 29, 2001.

                     INDEX TO PROFORMA FINANCIAL STATEMENTS





Proforma Consolidated Balance Sheet.....................................F-2

Proforma Consolidated Statements of Operations..........................F-3

Notes to Proforma Consolidated  Financial Statement.....................F-4

                            American Ammunition, Inc.
                     (f/k/a FBI Fresh Burgers International)
                       Proforma Consolidated Balance Sheet
                                   (Unaudited)
                                  June 30, 2001


                                                                        F&F Equipment,
                                                          American       Inc. (d/b/a
                                                        Ammunition,        American        Proforma
                                                            Inc.         Ammunition)      Adjustments        Proforma
                                                      ---------------- ----------------  --------------- ----------------
                        ASSETS
CURRENT ASSETS
   Cash                                               $              0 $        320,941                  $        320,941
   Accounts receivable                                               0          150,291                            60,415
   Inventory                                                         0          185,554                           185,554
                                                      ---------------- ----------------                  ----------------

          Total current assets                                       0          656,786                           656,786
                                                      ---------------- ----------------                  ----------------

PROPERTY, PLANT AND EQUIPMENT
   (Net of accumulated depreciation)                                 0        4,565,188                         4,565,188
                                                      ---------------- ----------------                  ----------------

          Total property, plant and equipment                        0        4,565,188                         4,565,188
                                                      ---------------- ----------------                  ----------------

OTHER ASSETS
   Investment in subsidiaries                                        0                0 a)     4,873,650
                                                                                        b)    (4,873,650)               0
   Deposits and other                                                0           59,712                            59,712
                                                      ---------------- ----------------                  ----------------

          Total other assets                                         0           59,712                            59,712
                                                      ---------------- ----------------                  ----------------

Total Assets                                          $              0        5,281,686                         5,281,686
                                                      ================ ================                  ================

         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                   $              0 $        516,826                  $        516,826
   Customer deposits                                                 0          105,382                           105,382
   Excise taxes payable                                              0            9,751                             9,751
   Loan from third party                                             0          200,000                           200,000
   Equipment loans - current portion                                 0           36,525                            36,525
   Accrued interest payable                                          0        3,466,680                         3,466,680
                                                      ---------------- ----------------                  ----------------

          Total current liabilities                                  0        4,335,164                         4,335,164
                                                      ---------------- ----------------                  ----------------

LONG-TERM DEBT
   Equipment loans                                                   0           48,407                            48,407
   Bank loan                                                         0          950,000                           950,000
   Long-term debt - related party                                    0        4,007,327                         4,007,327
                                                      ---------------- ----------------                  ----------------

          Total long-term debt                                       0        5,005,734                         5,005,734
                                                      ---------------- ----------------                  ----------------

Total Liabilities                                                    0        9,340,898                         9,340,898
                                                      ---------------- ----------------                  ----------------

STOCKHOLDERS' EQUITY
   Preferred stock, $0.001 par value, respectively;
      10,000,000 and 25,000,000 shares authorized;
      0 shares outstanding                                           0                0                                 0
   Common stock, $0.001 par value, 100,000,000
      shares authorized; 2,075,400 and 1,000,000
      shares outstanding, respectively                           2,075            1,000 a)        21,000
                                                                                        b)        (1,000)          23,075
   Additional paid-in capital                                  125,275        5,000,000 a)     4,852,650
                                                                                        b)    (5,000,000)       4,977,925
   Accumulated deficit                                        (127,350)      (9,060,212)b)       127,350       (9,060,212)
                                                      ---------------- ----------------                  ----------------

          Total stockholders' equity                                 0       (4,059,212)                       (4,059,212)
                                                      ---------------- ----------------                  ----------------

Total Liabilities and  Stockholders' Equity           $              0 $      5,281,686                  $      5,281,686
                                                      ================ ================                  ================


The accompanying notes are an integral part of the proforma financial statements

                            American Ammunition, Inc.
                     (f/k/a FBI Fresh Burgers International)
                 Proforma Consolidated Statements of Operations
                                   (Unaudited)
                         Six Months Ended June 30, 2001




                                                                    F&F Equipment,
                                                      American        Inc. (d/b/a
                                                     Ammunition,       American          Proforma
                                                        Inc.          Ammunition)       Adjustments       Proforma
                                                   --------------- -----------------   -------------- -----------------
REVENUES
   Sales                                           $             0 $         336,531                  $         336,531
                                                   --------------- -----------------                  -----------------

          Total revenues                                         0           336,531                            336,531

COST OF SALES
   Cost of sales                                                 0           547,194                            547,194
                                                   --------------- -----------------                  -----------------

          Gross margin                                           0          (210,663)                          (210,663)
                                                   --------------- -----------------                  -----------------

OPERATING EXPENSES
   General and administrative                              125,400           418,578   c)    (125,400)          418,578
                                                   --------------- -----------------                  -----------------

          Total operating expenses                         125,400           418,578                            418,578
                                                   --------------- -----------------                  -----------------

Operating loss                                            (125,400)         (629,241)                          (629,241)
                                                   --------------- -----------------                  -----------------

OTHER INCOME (EXPENSE)
   Settlement of litigation                                      0           802,038                            802,038
   Interest expense                                              0          (172,294)                          (172,294)
                                                   --------------- -----------------                  -----------------

          Total other income (expense)                           0           629,744                            629,744
                                                   --------------- -----------------                  -----------------

Net income (loss)                                  $      (125,400)$             503                  $             503
                                                   =============== =================                  =================









The accompanying notes are an integral part of the proforma financial statements

                            American Ammunition, Inc.
                     (f/k/a FBI Fresh Burgers International)
               Notes to Proforma Consolidated Financial Statements
                                   (Unaudited)




(1) Proforma Changes On September 29, 2001, the Company entered into a Share Exchange Agreement with F&F Equipment, Inc., a Florida corporation, (d/b/a American Ammunition). The business combination closed on September 29, 2001 and is a reverse merger, accounted for as a recapitalization of F&F Equipment, Inc., (d/b/a American Ammunition). The Proforma statement of operations includes the twelve months ended December 31, 2000 for the Company and F&F Equipment, Inc., (d/b/a American Ammunition). The Company issued 21,000,000 of common stock of the Company to complete this acquisition.


(2) Proforma Adjustments

     a) 21,000,000 shares of common stock valued at ($4,873,650) issued to effect the reverse merger.
     Consolidation:
    2. Eliminate investment in subsidiary, the Company's retained deficit and common stock of subsidiary.
     3.   Eliminate pre-merger expenses.

                     INDEX TO PROFORMA FINANCIAL STATEMENTS





Proforma Consolidated Statements of Operations............................F-2

Notes to Proforma Consolidated  Financial Statement.......................F-3

                            American Ammunition, Inc.
                     (f/k/a FBI Fresh Burgers International)
                 Proforma Consolidated Statements of Operations
                                   (Unaudited)
                      For the Year Ended December 31, 2000





                                                                    F&F
                                                  American       Equipment,
                                                Ammunition,     Inc. (d/b/a        Proforma
                                                    Inc.          American       Adjustments      Proforma
                                                                Ammunition)
                                               -------------- ----------------  --------------- --------------
REVENUES
   Sales                                       $            0 $      1,715,885                  $1,715,885
                                               -------------- ----------------                  --------------

          Total revenues                                    0        1,715,885                       1,715,885

COST OF SALES
   Cost of sales                                            0        2,002,434                       2,002,434
                                               -------------- ----------------                  --------------

          Gross margin                                      0         (286,549)                       (286,549)
                                               -------------- ----------------                  --------------

OPERATING EXPENSES
   General and administrative                           1,950          465,649  a)       (1,950)       465,649
                                               -------------- ----------------                  --------------

          Total operating expenses                      1,950          465,649                         465,649
                                               -------------- ----------------                  --------------

Operating loss                                         (1,950)        (752,198)                       (752,198)
                                               -------------- ----------------                  --------------

OTHER INCOME (EXPENSE)
   Interest expense                                         0         (438,226)                       (438,226)
                                               -------------- ----------------                  --------------

          Total other income (expense)                      0         (438,226)                       (438,226)
                                               -------------- ----------------                  --------------

Net loss                                       $       (1,950)$     (1,190,424)                 $   (1,190,424)
                                               ============== ================                  ==============











The accompanying notes are an integral part of the proforma financial statements

                            American Ammunition, Inc.
                    (f/k/a FBI Fresh Burgers, International)
               Notes to Proforma Consolidated Financial Statements
                                   (Unaudited)


(1) Proforma Changes On September 29, 2001, the Company entered into a Share Exchange Agreement with F&F Equipment, Inc., a Florida corporation, (d/b/a American Ammunition). The business combination closed on September 29, 2001 and is a reverse merger, accounted for as a recapitalization of F&F Equipment, Inc., (d/b/a American Ammunition). The Proforma statement of operations includes the twelve months ended December 31, 2000 for the Company and F&F Equipment, Inc., (d/b/a American Ammunition). The Company issued 21,000,000 of common stock of the Company to complete this acquisition.

(2) Proforma Adjustments
     (4) Eliminate pre-reverse merger expenses.

(c)      Exhibits

Exhibit
Number            Description
--------          -----------

2.1      *        Share Exchange Agreement between FBI Fresh Burgers International and F&F
                  Equipment, Inc. dated September 29, 2001.

3(i).1   [1]      Articles of Incorporation (formerly Exhibit 3.1).

3(i).2   [1]      Amendment to Articles of Incorporation (formerly Exhibit 3.2).

3(i).3   *        Amendment to Articles of Incorporation.

3(ii).1  [1]      Bylaws (formerly Exhibit 3.4).

4.1      [1]      Form of Common Stock Certificate.

5.1      [1]      Opinion of Kenneth G. Eade (including consent).

6.1      [1]      Form of Stock Certificate.

23.2     [1]      Consent of Kenneth G. Eade (filed as part of Exhibit 5.1).
----------------

[1] Incorporated herein by reference to the Company's Registration Statement on Form SB-2 filed September 20, 2000.

*    Filed herein.

                                   SIGNATURES




     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                         FBI Fresh Burgers International
                                  (Registrant)



Date:    October 3, 2001           By:/s/ Andres Fernandez
                                   --------------------------
                                   Andres Fernandez, President